Exhibit 10.2

Incyte Corporation
Experimental Station
Rt. 141 & Henry Clay Road
Wilmington, Delaware 19880
Tel	302.498.6883
Fax	302.425.2707
Web	www.incyte.com

November 7, 2013

The Holders set forth on the

Signature page to this Agreement

Re:	4.75% Convertible Senior Notes due 2015 (CUSIP No. 45337C AH5) (the “2015 Senior Notes”)

Ladies and Gentlemen:

By entering into this letter agreement (this “Agreement”), each party signing this Agreement under the heading “HOLDER” on the signature page hereto (each a “Holder” and, collectively, the “Holders”) and Incyte Corporation, a Delaware corporation (the “Company”) irrevocably agree as follows:

A. Such Holder shall sell and transfer to the Company, and the Company shall purchase from such Holder, on the Closing Date (as such term is hereinafter defined), the aggregate principal amount of the Company’s 2015 Senior Notes beneficially owned by the Holder and corresponding to such Holder’s name as set forth on Schedule I hereto (as to each Holder, the “Seller Notes”) in exchange for the aggregate purchase price in cash equal to the aggregate purchase price of $474,998,602.12 (which represents $4,258.78 for the purchase of each $1,000 principal amount and accrued but unpaid interest with respect to the Seller Notes), with such aggregate amount to be payable among each Holder in the amounts set forth on Schedule I hereto (the “Purchase Price”).

On the Closing Date, upon its receipt and against delivery of the Seller Notes (either through physical delivery of the Seller Notes to the Company or receipt by the Company of confirmation from The Depository Trust Company or the Registrar of the Seller Notes, as applicable, of a book-entry transfer of the Seller Notes into the Company’s name), the Company will deliver to the Holder the Purchase Price by wire transfer in accordance with wire instructions provided by the Holders as set forth in Schedule I hereto. Each Holder hereby agrees that the aggregate principal amount and all accrued unpaid interest on the Seller Notes shall be cancelled in connection with the payment of the Purchase Price and that Holder will not be entitled to any other payment or amount with respect to the Seller Notes.

B. The Holders shall be jointly obligated to purchase in the Company’s announced private offering of convertible senior notes due 2018 (the “New 2018 Notes”) and convertible senior notes due 2020 (the “New 2020 Notes”) (the “Offering”) $250,000,000 in aggregate principal amount of the New 2018 Notes and $250,000,000 in aggregate principal amount of the New 2020 Notes. In the event that the Offering is not completed for any reason, the Holders jointly agree to purchase directly from the Company, and the Company agrees to sell and transfer to the Holders, $250,000,000 in aggregate principal amount of the New 2018 Notes and $250,000,000 in aggregate principal amount of the New 2020 Notes on the Closing Date.

The “Closing Date” shall mean the earlier to occur of (i) the date of closing of the Offering or (ii) the 5th business day following the date of this Agreement.

Each Holder hereby represents and warrants to the Company that each Holder is the sole legal and beneficial owner of the Seller Notes, and, upon the Closing, the Company will acquire the Seller Notes free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties.

Each of the Company and each Holder agree to promptly execute and deliver such further agreements and instruments and take such further actions, as the other may reasonably request in order to carry out the purposes and intent of this Agreement.

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please confirm your agreement to the foregoing by signing this Agreement in the space provided below and returning a signed copy of this Agreement by telecopy to the attention of David C. Hastings, telecopy number (302) 425-2707.

(Signature Pages Follow)

INCYTE CORPORATION

By:	/s/ David C. Hastings
Name: David C. Hastings
Title: Executive Vice President, Chief Financial Officer

(Signature Page to Debt Repurchase Agreement – Baker Brothers)

Agreed:

HOLDERS:

667, L.P. (account #1),

By: Baker Bros. Advisors LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

667, L.P. (account #2),

By: Baker Bros. Advisors LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, , management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

(Signature Page to Debt Repurchase Agreement)

14159, L.P.,

By: Baker Bros. Advisors LP, management company and investment adviser to 14159, L.P., pursuant to authority granted to it by 14159 Capital, L.P., general partner to 14159, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

(Signature Page to Debt Repurchase Agreement)

Schedule I

HOLDER: 667, L.P.

Aggregate Principal Amount of the 2015 Senior Notes sold to the Company: $20,922,000

Purchase Price: $89,102,163.95

HOLDER: Baker Brothers Life Sciences, L.P.

Aggregate Principal Amount of the 2015 Senior Notes sold to the Company: $88,153,000

Purchase Price: $375,424,101.83

HOLDER: 14159, L.P.

Aggregate Principal Amount of the 2015 Senior Notes sold to the Company: $2,459,000

Purchase Price: $10,472,336.35

Wire Instructions:

Chase Manhattan Bank, N.Y.

ABA# 021-000-021

F/A/O Goldman Sachs & Co, N.Y.

A/C# 930-1-011483

F/F/C (Baker Brothers)

A/C# 002-10856-1